Exhibit 99

Acadia Healthcare Reports Fourth Quarter 2020 Results

Company Provides Full Year and First Quarter 2021 Guidance

Expects to Complete Debt Refinancing in March 2021

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 25, 2021--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2020.

On January 19, 2021, the Company closed on the sale of Acadia’s business operations in the United Kingdom, operating under the name of The Priory Group, to Waterland Private Equity. The U.K. business and its results have been presented as discontinued operations for all periods in this release. Supplemental information for discontinued operations has been included on pages 11 and 12.

Fourth Quarter 2020 Results

The Company reported revenue from continuing operations of $541.3 million for the fourth quarter of 2020, compared with $501.2 million for the fourth quarter of 2019. Net loss attributable to Acadia stockholders for the fourth quarter of 2020 was $783.7 million, or $8.78 per diluted share, compared with a net loss of $11.3 million, or $0.13 per diluted share, for the fourth quarter of 2019. The results for the fourth quarter of 2020 include a loss from discontinued operations of $828.7 million, net of income taxes, primarily related to the loss on sale of the U.K. business of $867.3 million.

Including discontinued operations, combined revenue for the fourth quarter of 2020 was $843.3 million and combined adjusted EBITDA was $207.5 million. Adjusted income attributable to Acadia stockholders per diluted share was $1.13 for the fourth quarter of 2020, which includes discontinued operations. Adjustments to income include transaction-related expenses, debt extinguishment costs, loss on impairment, loss on sale and the income tax effect of adjustments to income. Financial results for continuing operations combined with discontinued operations are presented, along with a reconciliation of all non-GAAP financial results in this press release, beginning on page 9.

Results for the fourth quarter of 2020 include other income of $32.8 million related to the Provider Relief Fund (“PRF”) established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company’s recognition of this income was based on revised guidance in the Consolidated Appropriations Act, 2021 enacted in December 2020. The Company’s lost revenues and additional expenses incurred in the year ended December 31, 2020 as a result of the COVID-19 pandemic exceeded the grant income recognized in 2020.

For the fourth quarter, Acadia’s U.S. same facility revenue increased 7.6% compared with the fourth quarter of 2019, including a 3.6% increase in patient days and a 3.8% increase in revenue per patient day.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “We are very pleased with our financial and operating results for the fourth quarter of 2020, capping off an extraordinary and challenging year for Acadia. As the global COVID-19 pandemic continues to affect communities across the nation, we are mindful of our critical role as a leading provider of behavioral healthcare services. The ongoing uncertainties and economic and societal concerns have resulted in continued strong demand for our services, especially for those already struggling with behavioral health and addiction issues. As always, our primary mission is to support our patients and the communities that we serve, and we commend Acadia’s employees and clinicians for their dedication and heroic efforts to provide the highest quality care in a safe and accessible manner, especially during these challenging times. We are fortunate to have an experienced team across our operations and a proven operating model that supports our ability to execute our strategy in a dynamic environment.

“At the end of 2020, we reached an agreement to sell our U.K. operations to Waterland Private Equity, which closed in January. This transaction is a significant milestone for Acadia, and we believe the sale will maximize long-term value for our stockholders. We are excited about the opportunities in the U.S. to extend our market reach and enhance our service offerings. Our U.S. operations showed very favorable results with improvement across all key metrics for the fourth quarter of 2020, driven by solid volumes and strong cost management.

“During the fourth quarter of 2020, we added 34 beds to our existing U.S. operations, and, for the full year, we added 240 beds to existing facilities and 220 beds through the opening of two joint venture facilities, as well as the opening of six comprehensive treatment centers (“CTC”) in the U.S. In December, we opened Ascension St. Thomas Behavioral Health Hospital, a new 76-bed facility, through our joint venture with Ascension St. Thomas in Nashville, Tennessee. Also, in December, we announced a joint venture partnership with Henry Ford Health System for a 192-bed inpatient facility, which will serve the Detroit metro area when it opens in late 2022. We continue to execute on part of our strategy by partnering with health systems and hospitals across the country.

Debt Refinancing, Cash and Liquidity

As of December 31, 2020, the Company had $378.7 million in cash and cash equivalents, which excludes cash held by the U.K. operations. The Company voluntarily paid down $105 million of Term Loan B facility under its amended and restated credit agreement in January 2021 prior to completion of the U.K transaction. From the sale of the U.K. operations, the Company received $1,525 million of gross proceeds before deducting the settlement of foreign currency hedging liabilities of $85 million, cash retained by the buyer of approximately $75 million and transaction costs of $16 million. The Company initially used the sale proceeds of approximately $1,425 million (or $1,350 million, net of cash retained by the buyer) to repay all of its outstanding Term Loan A facility of $312 million and Term Loan B of $768 million and added $345 million of cash to the balance sheet.

On January 29, 2021, the Company sent conditional notices of full redemption for $650 million of 5.265% Senior Notes due 2023 and $390 million of 6.500% Senior Notes due 2024 to the holders of such notes. The redemption of this $1,040 million of additional debt, along with breakage costs of $6 million and estimated transaction costs of $9 million, is expected to be completed in early March and to be funded with cash from the balance sheet of $430 million and proceeds from a new senior secured credit facility of $625 million. The Company expects to enter a new term loan and revolver as part of a five-year senior secured credit facility.

Upon completion of these transactions, Acadia’s debt structure is expected to include $1,025 million of a new term loan and revolving credit facility, $450 million of 5.500% Senior Notes due 2028, and $475 million of 5.000% Senior Notes due 2029, and the Company’s net leverage ratio is expected to be below 3.0x.

“As intended, we used the proceeds from the U.K. transaction to pay down our outstanding debt,” added Osteen. “We are pleased to refinance our other outstanding debt and improve our leverage profile. In addition, we continue to realize the cost savings from the steps we have taken in 2019 and 2020 related to our expense and cash management strategies. As a result, Acadia’s balance sheet is very strong with ample liquidity and capital to invest in and grow our business.”

Financial Guidance

Acadia today established financial guidance for 2021, as follows:

  Revenue in a range of $2.23 billion to $2.28 billion;
  Adjusted EBITDA in a range of $490 million to $520 million;
  Adjusted earnings per diluted share in a range of $2.20 to $2.45;
  Interest expense of approximately $80 to $85 million of which $11 million of annualized interest expense is expected to be eliminated after the first quarter;
  A tax rate of approximately 26.5%;
  Depreciation and amortization expense in a range of $105 million to $110 million;
  Stock compensation expense of approximately $28 million;
  Operating cash flows in a range of $250 million to $285 million, which includes repayment in 2021 of $53 million of the $84 million of total Medicare Accelerated and Advanced Payment Program and employer payroll tax deferrals from the CARES Act; and
  Total capital expenditures in a range of $285 million to $325 million, including approximately $45 million for maintenance capital expenditures.

Acadia also established financial guidance for the first quarter of 2021, as follows:

  Revenue in a range of $540 million to $550 million;
  Adjusted EBITDA in a range of $110 million to $115 million; and
  Adjusted earnings per diluted share in a range of $0.40 to $0.45.

The Company’s guidance does not include discontinued operations or the impact of any future acquisitions, divestitures or transaction-related expenses.

Looking Ahead

Osteen added, “Looking ahead to 2021, we expect to add approximately 300 beds to existing facilities and 170 beds through the opening of one wholly owned facility and one joint venture facility. Additionally, due to the strong demand for treatment of patients with opioid use disorder, we expect to open 11 CTCs in 2021. Our strategic investments and strong pipeline of bed expansions, de novo facilities and joint ventures will provide additional growth opportunities for Acadia to reach more patients in new and existing markets.

“With our singular strategic focus on our U.S. operations and a strong financial position to support our growth initiatives, Acadia is well-positioned to meet the expected demand for mental health and addiction treatment. Across our operations, we will strive to deliver the highest quality of patient care, extend our market reach, and advance our market leadership as a behavioral healthcare facilities operator.”

Conference Call

Acadia will hold a conference call to discuss its fourth quarter financial results at 10:00 a.m. Eastern Time on Friday, February 26, 2021. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 12, 2021.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. Acadia operates a network of 227 behavioral healthcare facilities with approximately 9,900 beds in 40 states and Puerto Rico. With more than 20,000 employees serving approximately 70,000 patients daily, Acadia is the largest stand-alone behavioral health company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) the risk that Acadia does not complete its debt refinancing transactions on terms and conditions acceptable to Acadia; (iii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share amounts)

Revenue	$541,276	$501,225	$2,089,929	$2,008,381

Salaries, wages and benefits (including equity-based compensation
expense of $6,246, $2,985, $22,504 and $17,307, respectively)	301,658	273,406	1,154,522	1,107,357
Professional fees	29,480	30,062	120,489	118,451
Supplies	22,213	21,768	87,241	85,534
Rents and leases	9,387	8,777	37,362	35,486
Other operating expenses	59,732	65,851	262,272	259,536
Other income	(32,819)	-	(32,819)	-
Depreciation and amortization	24,958	22,667	95,256	87,923
Interest expense, net	39,707	44,641	158,105	187,325
Debt extinguishment costs	3,962	-	7,233	-
Loss on impairment	4,751	27,217	4,751	27,217
Transaction-related expenses	2,162	9,035	11,720	21,157
Total expenses	465,191	503,424	1,906,132	1,929,986
Income (loss) from continuing operations before income taxes	76,085	(2,199)	183,797	78,395
Provision for income taxes	29,929	9,993	40,606	25,085
Income (loss) from continuing operations	46,156	(12,192)	143,191	53,310
(Loss) income from discontinued operations, net of taxes	(828,697)	1,879	(812,390)	56,812
Net (loss) income	(782,541)	(10,313)	(669,199)	110,122
Net income attributable to noncontrolling interests	(1,131)	(941)	(2,933)	(1,199)
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(783,672)	$(11,254)	$(672,132)	$108,923

Basic earnings (loss) per share attributable to Acadia Healthcare
Company, Inc. stockholders:
Income (loss) from continuing operations attributable to
Acadia Healthcare Company, Inc.	$0.51	$(0.15)	$1.60	$0.59
(Loss) income from discontinued operations	$(9.42)	$0.02	$(9.25)	$0.65
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(8.91)	$(0.13)	$(7.65)	$1.24

Diluted earnings (loss) per share attributable to Acadia Healthcare
Company, Inc. stockholders:
Income (loss) from continuing operations attributable to
Acadia Healthcare Company, Inc.	$0.50	$(0.15)	$1.58	$0.59
(Loss) income from discontinued operations	$(9.28)	$0.02	$(9.17)	$0.65
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(8.78)	$(0.13)	$(7.59)	$1.24

Weighted-average shares outstanding:
Basic	87,952	87,674	87,875	87,612
Diluted	89,233	87,674	88,595	87,816

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2020	2019
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$378,697	$99,535
Accounts receivable, net	273,551	288,863
Other current assets	61,332	64,967
Current assets held for sale	1,809,815	88,846
Total current assets	2,523,395	542,211
Property and equipment, net	1,622,896	1,499,587
Goodwill	2,105,264	2,085,104
Intangible assets, net	68,535	68,826
Deferred tax assets	3,209	3,339
Operating lease right-of-use assets	96,937	97,795
Other assets	79,126	55,106
Noncurrent assets held for sale	-	2,527,174
Total assets	$6,499,362	$6,879,142

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$153,478	$43,679
Accounts payable	87,815	90,257
Accrued salaries and benefits	124,912	93,595
Current portion of operating lease liabilities	18,916	18,119
Other accrued liabilities	178,453	69,234
Derivative instrument liabilities	84,584	-
Current liabilities held for sale	660,027	148,692
Total current liabilities	1,308,185	463,576
Long-term debt	2,968,948	3,105,420
Deferred tax liabilities	50,017	22,820
Operating lease liabilities	84,029	85,643
Noncurrent derivative instrument liabilities	-	68,915
Other liabilities	133,412	107,152
Noncurrent liabilities held for sale	-	487,084
Total liabilities	4,544,591	4,340,610
Redeemable noncontrolling interests	55,315	33,151
Equity:
Common stock	880	877
Additional paid-in capital	2,580,327	2,557,642
Accumulated other comprehensive loss	(371,365)	(414,884)
(Accumulated deficit) retained earnings	(310,386)	361,746
Total equity	1,899,456	2,505,381
Total liabilities and equity	$6,499,362	$6,879,142

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2020	2019
	(In thousands)
Operating activities:
Net (loss) income	$(669,199)	$110,122
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	95,256	87,923
Amortization of debt issuance costs	12,636	11,987
Equity-based compensation expense	22,504	17,307
Deferred income taxes	53,108	1,089
Loss (income) from discontinued operations, net of taxes	812,390	(56,812)
Debt extinguishment costs	7,233	-
Loss on impairment	4,751	27,217
Other	1,041	3,916
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	15,340	(18,714)
Other current assets	9,675	(501)
Other assets	1,519	(2,372)
Accounts payable and other accrued liabilities	77,993	(20,135)
Accrued salaries and benefits	9,632	5,540
Other liabilities	48,965	16,862
Net cash provided by continuing operating activities	502,844	183,429
Net cash provided by discontinued operating activities	155,963	149,475
Net cash provided by operating activities	658,807	332,904

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(44,900)
Cash paid for capital expenditures	(216,615)	(225,061)
Cash paid for real estate acquisitions	(8,349)	(7,618)
Proceeds from sale of property and equipment	92	11,765
Settlement of foreign currency derivatives	-	105,008
Other	(13,365)	12,975
Net cash used in continuing investing activities	(238,237)	(147,831)
Net cash used in discontinued investing activities	(43,602)	(53,310)
Net cash used in investing activities	(281,839)	(201,141)

Financing activities:
Borrowings on long-term debt	925,000	-
Borrowings on revolving credit facility	100,000	76,573
Principal payments on revolving credit facility	(100,000)	(76,573)
Principal payments on long-term debt	(41,291)	(52,984)
Repayment of long-term debt	(909,785)	-
Payment of debt issuance costs	(18,295)	-
Common stock withheld for minimum statutory taxes, net	184	(1,648)
Distributions to noncontrolling interests	(916)	(154)
Other	(3,146)	(4,369)
Net cash used in continuing financing activities	(48,249)	(59,155)
Net cash used in discontinued financing activities	(3,250)	(2,472)
Net cash used in financing activities	(51,499)	(61,627)

Effect of exchange rate changes on cash	4,087	3,546

Net increase in cash and cash equivalents, including cash classified within
current assets held for sale	329,556	73,682
Less: cash classified within current assets held for sale	(75,051)	(24,657)
Net increase in cash and cash equivalents	254,505	49,025
Cash and cash equivalents at beginning of the period	124,192	50,510
Cash and cash equivalents at end of the period	$378,697	$99,535

Effect of acquisitions:
Assets acquired, excluding cash	$20,200	$48,594
Liabilities assumed	(53)	(3,694)
Redeemable noncontrolling interest resulting from an acquisition	(20,147)	-
Cash paid for acquisitions, net of cash acquired	$-	$44,900

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
U.S. Same Facility Results (a)
Revenue	$538,023	$500,241	7.6%	$2,076,332	$1,997,825	3.9%
Patient Days	669,126	645,882	3.6%	2,649,430	2,584,470	2.5%
Admissions	42,352	42,065	0.7%	170,704	171,812	-0.6%
Average Length of Stay (b)	15.8	15.4	2.9%	15.5	15.0	3.2%
Revenue per Patient Day	$804	$775	3.8%	$784	$773	1.4%
Adjusted EBITDA margin (c)	34.0%	24.5%	950 bps	27.9%	25.4%	250 bps

U.S. Facility Results
Revenue	$541,276	$501,225	8.0%	$2,089,929	$2,008,381	4.1%
Patient Days	671,840	652,415	3.0%	2,667,762	2,613,164	2.1%
Admissions	42,639	42,222	1.0%	172,277	172,320	0.0%
Average Length of Stay (b)	15.8	15.5	2.0%	15.5	15.2	2.1%
Revenue per Patient Day	$806	$768	4.9%	$783	$769	1.9%
Adjusted EBITDA margin (c)	33.5%	24.3%	920 bps	27.5%	25.1%	240 bps
(a) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) For the three months and year ended December 31, 2020, includes other income of $32.8 million.

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(783,672)	$(11,254)	$(672,132)	$108,923
Net income attributable to noncontrolling interests	1,131	941	2,933	1,199
Loss (income) from discontinued operations, net of taxes	828,697	(1,879)	812,390	(56,812)
Provision for income taxes	29,929	9,993	40,606	25,085
Interest expense, net	39,707	44,641	158,105	187,325
Depreciation and amortization	24,958	22,667	95,256	87,923
Continuing operations EBITDA	140,750	65,109	437,158	353,643

Adjustments:
Equity-based compensation expense (a)	6,246	2,985	22,504	17,307
Transaction-related expenses (b)	2,162	9,035	11,720	21,157
Debt extinguishment costs (c)	3,962	-	7,233	-
Loss on impairment (d)	4,751	27,217	4,751	27,217
Continuing operations adjusted EBITDA	$157,871	$104,346	$483,366	$419,324

Continuing operations adjusted EBITDA margin	29.2%	20.8%	23.1%	20.9%

Discontinued operations adjusted EBITDA	$49,596	$40,010	$160,776	$166,559

Discontinued operations adjusted EBITDA margin	16.4%	14.3%	14.4%	15.2%

Combined adjusted EBITDA	$207,467	$144,356	$644,142	$585,883

Combined adjusted EBITDA margin	24.6%	18.5%	20.1%	18.9%

See footnotes on page 13.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net (Loss) Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share amounts)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(783,672)	$(11,254)	$(672,132)	$108,923
Loss (income) from discontinued operations, net of taxes	828,697	(1,879)	812,390	(56,812)

Adjustments to income:
Transaction-related expenses (b)	2,162	9,035	11,720	21,157
Debt extinguishment costs (c)	3,962	-	7,233	-
Loss on impairment (d)	4,751	27,217	4,751	27,217
Provision for income taxes	29,929	9,993	40,606	25,085
Adjusted income from continuing operations before income taxes
attributable to Acadia Healthcare Company, Inc.	85,829	33,112	204,568	125,570
Adjusted income from discontinued operations before income taxes	31,483	21,841	86,258	90,669
Adjusted income before income taxes attributable to
Acadia Healthcare Company, Inc.	117,312	54,953	290,826	216,239
Income tax effect of adjustments to income (e)	16,124	9,925	44,496	37,110
Adjusted income attributable to Acadia Healthcare Company, Inc.	$101,188	$45,028	$246,330	$179,129

Weighted-average shares outstanding - diluted (f)	89,233	87,963	88,595	87,816

Adjusted income attributable to Acadia Healthcare Company, Inc.
per diluted share	$1.13	$0.51	$2.78	$2.04

See footnotes on page 13.

Acadia Healthcare Company, Inc.
Discontinued Operations Supplemental Financial Information
(Unaudited)

Statements of Discontinued Operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)

Revenue	$301,996	$279,007	$1,119,768	$1,099,081

Salaries, wages and benefits	166,620	155,375	632,134	609,823
Professional fees	35,027	33,333	127,291	122,532
Supplies	10,011	9,632	38,285	37,527
Rents and leases	12,890	12,592	47,748	46,743
Other operating expenses	27,852	28,065	113,534	115,897
Depreciation and amortization	19,196	19,100	74,935	76,121
Interest expense, net	(1,083)	(931)	(417)	(231)
Loss on sale	867,324	-	867,324	-
Loss on impairment	-	27,169	20,239	27,169
Transaction-related expenses	984	2,721	8,719	5,907
Total expenses	1,138,821	287,056	1,929,792	1,041,488
(Loss) income from discontinued operations before income taxes	(836,825)	(8,049)	(810,024)	57,593
(Benefit from) provision for income taxes	(8,128)	(9,928)	2,366	781
(Loss) income from discontinued operations	(828,697)	1,879	(812,390)	56,812

Reconciliation of Net (Loss) Income from Discontinued Operations to Discontinued Operations Adjusted EBITDA

Loss (income) from discontinued operations, net of taxes	$(828,697)	$1,879	$(812,390)	$56,812
Provision for income taxes	(8,128)	(9,928)	2,366	781
Interest expense, net	(1,083)	(931)	(417)	(231)
Depreciation and amortization	19,196	19,100	74,935	76,121
Discontinued operations EBITDA	(818,712)	10,120	(735,506)	133,483

Adjustments:
Transaction-related expenses (b)	984	2,721	8,719	5,907
Loss on impairment (d)	-	27,169	20,239	27,169
Loss on sale (g)	867,324	-	867,324	-
Discontinued operations adjusted EBITDA	$49,596	$40,010	$160,776	$166,559

Discontinued operations adjusted EBITDA margin	16.4%	14.3%	14.4%	15.2%

Reconciliation of Net (Loss) Income from Discontinued Operations to Adjusted Income from Discontinued Operations

Loss (income) from discontinued operations, net of taxes	$(828,697)	$1,879	$(812,390)	$56,812

Adjustments to income:
Transaction-related expenses (b)	984	2,721	8,719	5,907
Loss on impairment (d)	-	27,169	20,239	27,169
Loss on sale (g)	867,324	-	867,324	-
(Benefit from) provision for income taxes	(8,128)	(9,928)	2,366	781
Adjusted income from discontinued operations before income taxes	$31,483	$21,841	$86,258	$90,669

Acadia Healthcare Company, Inc.
Discontinued Operations Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
U.K. Same Facility Results (a,c)
Revenue	$279,301	$260,772	7.1%	$1,027,157	$1,006,333	2.1%
Patient Days	507,055	497,279	2.0%	1,982,396	2,000,755	-0.9%
Admissions	2,176	2,265	-3.9%	8,696	9,346	-7.0%
Average Length of Stay (b)	233.0	219.5	6.1%	228.0	214.1	6.5%
Revenue per Patient Day	$551	$524	5.0%	$518	$503	3.0%
Adjusted EBITDA margin	18.2%	16.1%	210 bps	16.3%	16.7%	-40 bps

U.K. Facility Results (c)
Revenue	$301,996	$286,134	5.5%	$1,119,768	$1,104,599	1.4%
Patient Days	638,444	664,709	-4.0%	2,578,284	2,673,715	-3.6%
Admissions	2,378	2,626	-9.4%	9,872	10,786	-8.5%
Average Length of Stay (b)	268.5	253.1	6.1%	261.2	247.9	5.4%
Revenue per Patient Day	$473	$430	9.9%	$434	$413	5.1%
Adjusted EBITDA margin	16.4%	14.4%	200 bps	14.4%	15.2%	-80 bps
(a) Same facility results for the periods presented include facilities we have operated for more than one year and exclude the elderly care division.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three months and year ended December 31, 2019 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2020 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months and year ended December 31, 2019 is 1.32 and 1.28, respectively.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including Continuing Operations EBITDA, Continuing Operations Adjusted EBITDA, Continuing Operations Adjusted EBITDA margin, Continuing Operations Adjusted income before income taxes, Discontinued Operations EBITDA, Discontinued Operations Adjusted EBITDA, Discontinued Operations Adjusted EBITDA margin, Adjusted income from discontinued operations before income taxes and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.

We define Continuing Operations EBITDA as net (loss) income adjusted for net income attributable to noncontrolling interests, loss (income) from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization. We define Continuing Operations Adjusted EBITDA as Continuing Operations EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs and loss on impairment. We define Continuing Operations Adjusted EBITDA margin as Continuing Operations Adjusted EBITDA divided by revenue. We define Continuing Operations Adjusted income before income taxes as net (loss) income adjusted for net income attributable to noncontrolling interests, loss (income) from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, loss on impairment and provision for income taxes.

We define Discontinued Operations EBITDA as loss (income) from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization. We define Discontinued Operations Adjusted EBITDA as Discontinued Operations EBITDA adjusted for transaction-related expenses, loss on impairment and loss on sale. We define Discontinued Operations Adjusted EBITDA margin as Discontinued Operations Adjusted EBITDA divided by revenue from discontinued operations. We define Adjusted income from discontinued operations before income taxes as loss (income) from discontinued operations, net of taxes, adjusted for transaction-related expenses, loss on impairment, loss on sale and (benefit from) provision for income taxes.

We define Combined Adjusted EBITDA as the sum of Continuing Operations Adjusted EBITDA and Discontinued Operations Adjusted EBITDA. We define Adjusted income attributable to Acadia Healthcare Company, Inc. as the sum of Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and income tax effect of adjustments to income.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, strategic review, management transition and other similar costs.

(c) Represents debt extinguishment costs recorded in connection with the redemption of the 6.125% Senior Notes and 5.125% Senior Notes in June 2020, issuance of the 5.000% Senior Notes in October 2020 and the Fourth Repricing Facilities Amendment to the Amended and Restated Credit Facility in November 2020.

(d) Represents non-cash long-lived asset impairment charges related to certain facility closures.

(e) Represents the income tax effect of adjustments to income based on tax rates of 13.7% and 18.1% for the three months ended December 31, 2020 and 2019, respectively, and 15.3% and 17.2% for the year ended December 31, 2020 and 2019, respectively.

(f) For the three months ended December 31, 2019, approximately 0.3 million of the outstanding restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the three months ended December 31, 2019 causes such securities to be anti-dilutive.

(g) Represents the loss on sale, including a non-cash goodwill impairment charge of $356.2 million, recorded in connection with the U.K. sale.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000